SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): November 21, 2014

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On November 21, 2014, the Registrant, through Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner (the "Operating Partnership"), acquired the membership interests of Harbor Point Associates, LLC ("Harbor Point") for $2.4 million, paid for using a combination of cash and the assumption of debt. Harbor Point owns 7.2 acres of undeveloped land in Grove, Oklahoma, which the Registrant believes can accommodate a 77,000 square foot retail facility. The future retail facility will be located adjacent to the Harp's Foods property currently owned by the Registrant.

The membership interests were acquired from Sooner Capital, LLC ("Sooner Capital"). Jon S. Wheeler, the Registrant's Chairman and Chief Executive Officer, is the managing member of Sooner Capital. No other director, officer or affiliate of the Registrant is affiliated with Sooner Capital.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Membership Interest Purchase and Sale Agreement, dated November 21, 2014, between the Operating Partnership, as buyer, and Sooner Capital, as seller.
99.2	Press release, dated November 25, 2014, announcing the acquisition of the membership interests of Harbor Point.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: November 25, 2014

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Membership Interest Purchase and Sale Agreement, dated November 21, 2014, between the Operating Partnership, as buyer, and Sooner Capital, as seller.
99.2	Press release, dated November 25, 2014, announcing the acquisition of the membership interests of Harbor Point.